                                                                FILE NO. 0-19717


                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   FORM 8-K

                      AMENDMENT TO APPLICATION OR REPORT

                 FILED PURSUANT TO SECTION 12, 13, OR 15(D) OF

                      THE SECURITIES EXCHANGE ACT OF 1934

                                WPI GROUP, INC.
                                ---------------
              (Exact name of registrant as specified in charter)

                                AMENDMENT NO.1

  The undersigned registrant hereby amends the following items, financial statements, exhibits or other portions of its Current Report Dated August 3, 1998 on Form 8 as set forth in the pages attached hereto:

  Item 7:   Financial Statements, Pro Forma Information and Exhibits
            --------------------------------------------------------

            (a) Financial Statements

  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized.

                                         WPI Group, Inc.

                                         BY: /s/John W. Powers
                                            -------------------
                                            John W. Powers
                                            Vice President and
                                            Chief Financial Officer

Date:  October 16, 1998

  The Current Report on Form 8-K dated August 3, 1998 of WPI Group, Inc. (Commission File No. 0-19717) is hereby amended as follows:

  Item 7:   Financial Statements, Pro Forma Financial Information and Exhibits

            (a) Financial Statements

                 ANG Instruments a division of Allard Nazarian Group, Inc. Financial Statements as of July 31, 1998.

                 Pro Forma Combined Financial Statements for WPI Group, Inc and ANG Instruments as of June 28, 1998.

                                ANG INSTRUMENTS
                      A DIVISION OF ALLARD NAZARIAN, INC.

                             FINANCIAL STATEMENTS

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

TO THE BOARD OF DIRECTORS OF ALLARD NAZARIAN GROUP, INC.:

We have audited the accompanying balance sheet of ANG Instruments, a division of Allard Nazarian Group, Inc. as of July 31, 1998 and the related statements of operations, stockholders' equity and cash flows for the nine month period ended July 31,1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of ANG Instruments as of July 31, 1998, and the results of their operations and their cash flows for the nine month period ended July 31, 1998, in conformity with generally accepted accounting principles.


Arthur Andersen LLP

Boston, Massachusetts
September 25, 1998

                            ANG INSTRUMENTS COMPANY
                   A DIVISION OF ALLARD NAZARIAN GROUP, INC.
                                 BALANCE SHEET
                              AS OF JULY 31, 1998

ASSETS
Current Assets:
Cash                                                              $    17,338
   Trade accounts receivable, net of allowance
    for doubtful accounts of $41,300                                2,562,491

Other accounts receivable                                              46,849
Inventories                                                         3,806,275
Prepaid expenses and other current assets                             176,820
                                                                  -----------
Total current assets                                                6,609,773
                                                                  -----------
Property, Plant and Equipment,
at cost, less accumulated depreciation                              1,362,197
                                                                  -----------

Other Assets                                                        2,133,726
                                                                  -----------

Total Assets                                                      $10,105,696
                                                                  -----------

LIABILITIES & STOCKHOLDERS EQUITY
Current Liabilities                                               $   508,932
     Current maturities                                             1,139,979
     Account payable                                                  695,565
                                                                  -----------
     Accrued expenses                                               2,344,476
                                                                  -----------
     Total current liabilities                                      5,666,600
                                                                  -----------
Notes Payable Bank                                                  1,792,456
                                                                  -----------
Notes Payable Shareholders

STOCKHOLDERS' EQUITY
     Common Stock                                                          42
     Additional paid-in-capital                                       987,460
     Retained deficit                                                (685,338)
                                                                  -----------
     Total stockholders' equity                                       302,164
                                                                  -----------
Total liabilities & stockholders' equity                          $10,105,696
                                                                  -----------

The accompanying notes are an integral part of these financial statements.

                                ANG INSTRUMENTS
                   A DIVISION OF ALLARD NAZARIAN GROUP, INC.
                            STATEMENT OF OPERATIONS
             NINE MONTH  PERIOD NOVEMBER 1, 1997 TO JULY 31, 1998

Net sales                                              $13,803,536

Cost of goods sold                                      10,425,981
                                                       -----------

Gross profit                                             3,377,555
                                                       -----------

Operating expenses
   Research and new product development                    351,951
   Selling and marketing expenses                        1,036,184
   General and administrative expenses, including
        management fees of $645,799                      1,857,403
                                                       -----------
      Total operating expenses                           3,245,538
                                                       -----------

Operating income                                           132,017
                                                       -----------

Non-operating income (expense):
   Interest expense                                       (617,100)
   Other                                                    (8,331)
                                                       -----------
      Total non-operating income (expense)                (625,431)
                                                       -----------

Loss before provision for taxes                           (493,414)

Provision for income taxes                                    --
                                                       -----------

Net loss                                               $  (493,414)
                                                       ===========

The accompanying notes are an integral part of these financial statements.

                                ANG INSTRUMENTS
                       STATEMENT OF STOCKHOLDERS' EQUITY
              NINE MONTH PERIOD NOVEMBER 1, 1997 TO JULY 31, 1998

                                    ADDITIONAL                    TOTAL
                            COMMON   PAID-IN      RETAINED    STOCKHOLDERS'
                            STOCK    CAPITAL      DEFICIT        EQUITY
                            ------  ----------   ----------   -------------
Balance, beginning           $ 42    $987,460    $ (191,924)    $ 795,578

Net loss                      --          --       (493,414)     (493,414)
                             ----    --------    ----------     ---------

Balance, ending              $ 42    $987,460    $ (685,338)    $ 302,164
                             ====    ========    ==========     =========

The accompanying notes are an integral part of these financial statements.

                                ANG INSTRUMENTS
                   A DIVISION OF ALLARD NAZARIAN GROUP, INC.
                            STATEMENT OF CASH FLOWS
             NINE MONTHS PERIOD NOVEMBER 1, 1997 TO JULY 31, 1998

Cash flows from operating activities:
  Net loss                                                  $ (493,414)
                                                            ----------

  Adjustments to reconcile net loss to net
    cash used in operating activities:
    Depreciation and amortization                              315,678
  Changes in current assets and liabilities:
    Accounts receivable                                        580,890
    Accounts receivable - other                                (16,043)
    Inventories                                                141,075
    Prepaid expenses and other current assets                  (31,477)
    Accounts payable                                          (165,880)
    Accrued expenses                                          (556,127)
    Accrued income taxes                                        (1,377)
                                                            ----------
  Total adjustments                                            266,739
                                                            ----------

  Net cash used in operating activities                       (226,675)
                                                            ----------

Cash flows from financing activities:
  Borrowings of notes payable bank, net                        988,405
  Payments of notes payable shareholders                      (189,153)
  Payments of notes payable other                             (228,459)
                                                            ----------

  Net cash provided by financing activities                    570,793
                                                            ----------

Cash flows used in investing activities:
  Purchase of property, plant and equipment                   (326,780)
                                                            ----------

Net increase (decrease) in cash                                 17,338

Cash, beginning of period                                        --
                                                            ----------

Cash, end of period                                         $   17,338
                                                            ==========

The accompanying notes are an integral part of these financial statements.

                                ANG INSTRUMENTS
                   A DIVISION OF ALLARD NAZARIAN GROUP,INC.
                         NOTES TO FINANCIAL STATEMENTS
                                 JULY 31, 1998


1.   BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
     -------------------------------------------------------

Business -  ANG Instruments, a division of Allard Nazarian Group, Inc., (the
--------
"Company"), consists of Jewell Instruments, Modutec, Inc. and A&M Instruments, Inc. The Company manufactures and markets four primary product lines: avionics components and subsystems, inertial sensors, analog panel meters, and digital panel meters.

Revenue Recognition - Sales are recorded when products are shipped or when
-------------------
services are performed.

Management Estimates - The preparation of financial statements in conformity
--------------------
with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Management is not aware of any specific concentrations that could cause a severe impact to its operations.

Cash and Cash Equivalents - For the purposes of the consolidated statements of
-------------------------
cash flows, the Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents.

Fair Value of Financial Instruments - The carrying amounts reported on the
-----------------------------------
balance sheet for cash, receivables, payables, accrued expenses and debt approximate fair value.

Concentration of Credit Risk - The Company's exposure to concentrations of
----------------------------
credit risk relates primarily to trade accounts receivable. Such exposure is limited due to the large number of customers and their industry and geographic dispersion. The Company controls credit risk by performing ongoing credit evaluations of its customers' financial condition.

Inventories - Inventories are stated at the lower of cost (First-in, First-out
-----------
method and Last-in, First-out method) or market and include materials, labor and manufacturing overhead.

     Inventories consist of:
               Raw materials                                     $2,495,129
               Work in process                                    1,618,431
               Finished goods                                       285,574
                                                                -----------
                                                                  4,399,134
               LIFO reserve                                        (592,859)
                                                                -----------
                                                                 $3,806,275
                                                                ===========


Property, Plant and Equipment - Property, plant and equipment are recorded at
-----------------------------
cost. Expenditures for maintenance, repairs and renewals are charged to expense as incurred whereas major betterments are capitalized as additions to property, plant and equipment. The provision for depreciation and amortization has been calculated using the straight-line method over the assets estimated useful lives.

                                ANG INSTRUMENTS
                   A DIVISION OF ALLARD NAZARIAN GROUP, INC.
                         NOTES TO FINANCIAL STATEMENTS
                                 JULY 31, 1998



The components of property, plant and equipment and their estimated useful lives are as follows:

                                               Useful Life
                                            -----------------


          Leasehold improvements                  5 - 15          $   456,066
          Machinery and equipment                 5 - 13            2,183,773
          Tooling and dies                        3 - 7               635,229
          Office equipment                        5 - 10              819,505
          Furniture and fixtures                  5 - 10              151,971
          Vehicles                                     5               42,500
          Construction in progress                    --                3,444
                                                                  -----------
                                                                    4,292,488
          Less: accumulated depreciation                           (2,930,291)
                                                                  -----------
                                                                  $ 1,362,197
                                                                  ===========


Other Assets - Other assets consist of:
------------

               Goodwill                                          $2,167,853
               Patents and trademarks                                20,000
               Security deposits and advances                        76,500
                                                                 ----------
                                                                  2,264,353
               Less: accumulated amortization                       130,627
                                                                 ----------
                                                                 $2,133,726
                                                                 ==========

Goodwill - The excess of the purchase price over the fair value of net assets
--------
acquired in an acquisition (goodwill) is included in other assets in the accompanying consolidated balance sheets and is being amortized over 15 years on a straight-line basis. The Company periodically evaluates the existence of goodwill impairment on the basis of whether the goodwill is fully recoverable from projected undiscounted net cash flows of the related business unit. As of July 31, 1998, goodwill (net of accumulated amortization) was $2,038,626. Amortization of goodwill amounted to $85,671 for the nine months ended July 31, 1998.

Long-Lived Assets - The Company has adopted SFAS No. 121, "Accounting for the
-----------------
Impairment of Long-Lived Assets and for Long-Lived Assets To Be Disposed Of." SFAS No. 121 requires that long-lived assets and certain identifiable intagibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. SFAS No. 121 also requires that long-lived assets and certain identifiable intangibles to be disposed of be reported at the lower of carrying amount or fair value less cost to sell. The adoption of SFAS No. 121 did not have a material impact on the Company's financial statements.

                                ANG INSTRUMENTS
                   A DIVISION OF ALLARD NAZARIAN GROUP,INC.
                         NOTES TO FINANCIAL STATEMENTS
                                 JULY 31, 1998

Income Taxes - The stockholders of the Allard Nazarian Group, Inc. have elected
------------
to have the Allard Nazarian Group, Inc. treated as an S corporation for federal income tax purposes. Accordingly, no provision for federal income taxes is reflected in the Company's financial statements as the stockholders of Allard Nazarian Group, Inc., not the Company, are liable for federal income taxes.

2.   NOTES PAYABLE
     -------------

     Under terms of a credit agreement between Allard Nazarian Group and a bank, The Company is obligated for certain revolving line or credit and term loan borrowings. As of July 31, 1998, the terms of the Company's portion of revolving line of credit and term loan are as follows:

     As of July 31, 1998, the Company's revolving line of credit borrowings totaling $5,214,820, bear interest at prime (8.5% at July 31, 1998) plus .25% and are secured by substantially all of the Company assets. The revolving line of credit expires on November 1, 2002.

     As of July 31, 1998, the Company's term loan borrowings totaling $451,780 , bear interest at prime (8.5% at July 31, 1998) plus .5% and are secured by substantially all of the Company assets. The term loan is payable in monthly installments until final maturity in November, 2002.

     The agreement contains certain restrictive covenants, including financial covenants related to minimum levels of net income, net worth, debt service, debit to equity and current ratios applicable to Allard Nazarian Group, Inc. taken as all.

     As of July 31, 1998 the Company has notes payable to shareholders totaling $2,060,847. The notes are unsecured, bear interest at 20%, are payable in monthly installments of $52,988, final payment due November, 2002. The notes are subordinated to the Company's bank debt. Approximately, $268,400 of the notes has been included in the current maturities of notes payable in the accompanying balance sheet.

     As of July 31, 1998 the Company has a note payable in connection with the acquisition of Modutec, Inc. totaling $240,541. The note is unsecured, bear interest at prime plus 2 %, and is due November, 1998.

3.   ACCRUED EXPENSES
     ----------------

          Accrued expenses consist of:

                                                                                    1997
                                                                                 ----------
               Payroll and related amounts                                         $174,332
               Vacation and holiday                                                 151,864
               Professional fees                                                     98,294
               Facilities                                                            95,274
               Warranty                                                              25,400
               Interest                                                              36,531
               Commissions                                                           33,368
               Other                                                                 80,502
                                                                                 ----------
                                                                                   $695,565
                                                                                 ==========

                                ANG INSTRUMENTS
                   A DIVISION OF ALLARD NAZARIAN GROUP, INC.
                         NOTES TO FINANCIAL STATEMENTS
                                 JULY 31, 1998

4.  EMPLOYEE BENEFITS
    -----------------

Through Allard Nazarian Group, Inc. the Company has a Profit-Sharing 401(k) Plan for the benefit of eligibles employees whereby the Company matches a portion of the employees' contributions to the plan. The Company currently matches 50% of
the first 4% of employees= contributions.   The Company's expense relating to
this plan amounted to $213,000 for the nine months ended July 31, 1998.

5.  COMMITMENTS
    -----------

The Company leases certain buildings and equipment under various lease agreements which expire at various dates over the next five years. The Company leases a manufacturing facility in Manchester, New Hampshire from affiliates through common ownership.

As of July 31, 1998, the aggregate future minimum lease commitments under operating leases are as follows:

                                                               Operating
          Fiscal Year                                           Leases
          -----------                                         -----------
          1999                                                 $  533,259
          2000                                                    481,508
          2001                                                    491,734
          2002                                                    414,943
          2003                                                    264,200
                                                               ----------
          Total minimum lease payments                         $2,185,644
                                                               ==========

Total rent expense charged to operations for the nine month period ended July 31, 1998 totaled $504,323.

                                WPI GROUP, INC.
                  PRO FORMA COMBINED STATEMENTS OF OPERATIONS

                                  (UNAUDITED)


     The following unaudited pro forma combined statements of operations give effect to the acquisition of ANG Instruments, a division of Allard Nazarian Group, Inc. ("ANG Instruments"), by WPI Group, Inc., assuming that the acquisition was effective on October 31, 1997 and that the transaction was accounted for as a purchase. The pro forma data reflect the acquisition of the assets and assumption of liabilities of ANG Instruments by WPI Group, Inc. The unaudited pro forma combined statements of operations for the period ended June 28, 1998 combine the historical statements of operations of WPI Group, Inc. for the nine months ended June 28, 1998 and of ANG Instruments for the nine month period ended July 31, 1998. Moreover, the pro forma combined statement of operations reflects preliminary pro forma adjustments utilizing the purchase method of accounting. The actual adjustments may differ from those reflected in the pro forma combined statements of operations. The following pro forma information is presented for illustration purposes only and is not necessarily indicative of the actual results of operations that would have been reported if the acquisition had been effected at that date or which may be reported in the future. This statement should be read in conjunction with the accompanying explanatory notes; the pro forma combined balance sheet and the respective historical financial statements and related notes of WPI Group, Inc. and ANG Instruments.

                                WPI GROUP, INC

                  PRO FORMA COMBINED STATEMENTS OF OPERATIONS
                           PERIOD ENDED JUNE 28,1998


                                             WPI GROUP, INC         ANG                               PRO FORMA
                                              JUNE 28, 1998     INSTRUMENTS      ADJUSTMENTS          COMBINED
                                               (UNAUDITED)     JULY 31, 1998     (UNAUDITED)         (UNAUDITED)
                                            ----------------  ---------------  --------------       -------------
Net sales                                   $     69,494,757  $    13,803,536  $          --        $  83,298,293
Cost of sales                                     40,511,951       10,425,981         (48,468) (1)     50,889,464
                                            ----------------  ---------------  --------------       -------------

Gross profit                                      28,982,806        3,377,555          48,468          32,408,829
                                            ----------------  ---------------  --------------       -------------
Operating expenses:
  Research and new product development             3,983,448          351,951            --             4,335,399
  Selling, general and administration             17,670,970        2,893,587         398,183  (2)     20,962,740
                                            ----------------  ---------------  --------------       -------------

    Total operating expenses                      21,654,418        3,245,538         398,183          25,298,139
                                            ----------------  ---------------  --------------       -------------

Operating income                                   7,328,388          132,017        (349,715)          7,110,690

Other income (expense):

  Interest expense                                (2,445,588)        (617,100)     (1,343,875) (4)     (3,789,463)
                                                                                      617,100  (5)
    Other, net                                        17,751           (8,331)           --                 9,420
                                            ----------------  ---------------  --------------       -------------

Income before provision for income taxes           4,900,551         (493,414)     (1,076,490)          3,330,647

Provision for income taxes                         1,568,000             --          (502,193) (6)      1,065,807
                                            ----------------  ---------------  --------------       -------------

Net income                                  $      3,332,551  $      (493,414) $     (574,297)      $   2,264,840
                                            ================  ===============  ==============       =============

Basic Earnings Per Share                    $           0.55                                        $        0.38
                                            ================                                        =============

Diluted Earnings Per Share                  $           0.54                                        $        0.36
                                            ================                                        =============

Weighted average common shares                     6,011,864                                            6,011,864

Effect of dilutive options                           200,164                                              200,164
                                            ================                                        -------------

Adjusted Weighted Average Common Shares            6,212,028                                            6,212,028
                                            ================                                        =============


See accompanying notes to pro forma combined financial statements, page 17.

                                WPI GROUP, INC.

                       PRO FORMA COMBINED BALANCE SHEET
                              AS OF JUNE 28, 198
                                  (UNAUDITED)


     The following unaudited pro forma combined balance sheet gives effect to the acquisition of ANG Instruments, a division of Allard Nazarian Group, Inc. ("ANG Instruments"), by WPI Group, Inc., assuming that the acquisition was consummated as of June 28, 1998 and assumes that the acquisition was accounted for as a purchase. The pro forma data reflect the acquisition of the assets and assumption of liabilities of ANG Instruments by WPI Group, Inc. The unaudited pro forma combined balance sheets combine the historical balance sheets of WPI Group, Inc. as of June 28, 1998 and of ANG Instruments as of July 31, 1998. Moreover, the pro forma combined balance sheet reflects preliminary pro forma adjustments utilizing the purchase method of accounting. The actual adjustments may differ from those reflected in the pro forma combined balance sheet. The following pro forma information is presented for illustrative purposes only and is not necessarily indicative of the financial position that would have been reported had the acquisition been consummated as of June 28, 1998 or which may be reported in the future. This statement should be read in conjunction with the accompanying explanatory notes; the pro forma combined statement of operations and the respective historical financial statements and related notes of WPI Group, Inc. and ANG Instruments.

                                WPI GROUP, INC

                            COMBINED BALANCE SHEETS
                                 JUNE 28, 1998

                                                        WPI GROUP, INC          ANG                                  PRO FORMA
                                                         JUNE 28, 1998      INSTRUMENTS       ADJUSTMENTS             COMBINED
                                                          (UNAUDITED)      JULY 31, 1998      (UNAUDITED)           (UNAUDITED)
                                                      ----------------     -------------     ------------        ---------------
ASSETS
Current assets:
     Cash                                                  $ 1,424,231       $    17,338     $         --           $  1,441,569
     Trade accounts receivable, net                         17,575,469         2,562,491               --             20,137,960
     Accounts receivable -  other                              304,610            46,849               --                351,459
     Inventories                                             9,557,995         3,806,275          592,859   (1)       13,957,129
     Prepaid expenses and other                              1,260,969           176,820               --              1,437,789
     Prepaid income taxes                                    1,193,160                --               --              1,193,160
     Refundable income taxes                                 1,363,048                --               --              1,363,048
                                                       ----------------     ------------      -----------        ---------------

          Total current assets                              32,679,482         6,609,773          592,859             39,882,114

Property, plant and equipment
     at cost less accumulated depreciation                  13,506,883         1,362,197               --             14,869,080

Other assets, net                                            4,456,177            95,100               --              4,551,277

Goodwill                                                    29,860,519         2,038,626       14,089,833   (2)       45,988,978
                                                      ----------------     -------------     ------------         --------------

          TOTAL ASSETS                                     $80,503,061       $10,105,696      $14,682,692           $105,291,449
                                                      ================     =============     ============         ==============
LIABILITIES AND STOCKHOLDERS'  EQUITY
Current liabilities:
     Current maturities of long-term debt                  $ 3,000,000       $   508,932      $  (508,932)  (2)     $  3,000,000
     Accounts payable                                        6,068,436         1,139,979               --              7,208,415
     Accrued expenses                                        3,980,092           695,565          850,000   (2)        5,525,657
     Accrued income taxes                                    1,475,263                --               --              1,475,263
                                                      ----------------     -------------     ------------         --------------

          Total current liabilities                         14,523,791         2,344,476          341,068             17,209,335

Long term notes payable
     Long term debt, bank                                   37,000,000         5,666,600       (5,666,600)  (2)
                                                                                               20,000,000   (3)       57,000,000
     Long term debt, other                                                     1,792,456       (1,792,456)  (2)
                                                                                                2,102,844   (3)        2,102,844
Deferred income taxes                                        3,279,679                --               --              3,279,679

                                                      ----------------     -------------     ------------         --------------
          Total Liabilities                                 54,803,470         9,803,532       14,984,856             79,591,858
                                                      ----------------     -------------     ------------         --------------

STOCKHOLDERS EQUITY
 Common stock - WPI Group                                       60,240                                                    60,240
 Common stock - ANG Instruments                                     --                42              (42)  (2)               --
 Additional paid-in capital                                 14,144,614           987,460         (987,460)  (2)       14,144,614
 Retained earnings                                          11,264,113          (685,338)         685,338   (2)       11,264,113
 Foreign currency translation                                  230,624                --               --                230,624
                                                      ----------------     -------------     ------------         --------------

          Total stockholders' equity                        25,699,591          302,164          (302,164)            25,699,591
                                                      ----------------     -------------     ------------         --------------

                                                           $80,503,061       $10,105,696      $14,682,692           $105,291,449
                                                      ================     =============     ============         ==============

See accompanying notes to pro forma combined financial statements, page 17.

               NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS


(1) Adjustment to reflect change in certain ANG Instrument Company inventory from last-in, first-out to first-in, first-out method of pricing inventories.

(2) Adjustment to reflect goodwill arising on acquisition, elimination of amounts owed to former bank, shareholders and others, estimated accrued acquisition expenses, primarily legal and accounting expenses and estimated related costs, and elimination of share capital and pre acquisition retained earnings and amortization of goodwill over 25 years.

(3) Adjustment to reflect the net debt drawn down to finance the acquisition of ANG Instruments.

(4) Adjustment to reflect interest expense on debt drawn down to finance the acquisition at a rate of 8.25%, the current borrowing rate under terms of the credit facilities agreement (variable interest rate).

(5) Adjustment to eliminate historical interest expense related to loans from former bank, parent and stockholders.

(6) Adjustment to reflect tax effect of pro forma adjustments at federal statutory rate of 34%.